UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PERSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: September 12, 2012

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

445 Park Avenue, New York, New York 10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On September 12, 2012, China North East Petroleum Holdings Limited (the "Company") received notification from the staff of the Securities and Exchange Commission (the "Commission") that the staff is considering recommending that the Commission institute a public administrative proceeding against the Company pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to determine whether the Commission should suspend or revoke the registrations of each class of the Company's securities for failure to comply with Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 thereunder.

In accordance with Rule 5(c) of the Commission’s Rules on Informal and Other Procedures, 17 C.F.R. § 202.5(c), the staff of the Commission has offered the Company an opportunity to provide a written response (a “Wells Submission”) to this proposed action by 11:00 am EDT September 25, 2012.

The Company cannot predict the outcome of the above matter, including whether legal action will ensue or whether the Commission will approve any settlement. The Company will determine how to proceed based on consultation with its legal counsel.

At this time, the Company does not expect the notice to materially interfere with its day-to-day operating business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: September 24, 2012	By:	/s/ Jingfu Li
Jingfu Li
Acting Chief Executive Officer